Exhibit 10.3

Nuvelo, Inc.

NOTICE OF GRANT OF STOCK OPTION

                         (the “Optionee”) has been granted an option (the “Option”) to purchase certain shares of Stock of Nuvelo, Inc. pursuant to the Nuvelo, Inc. 2004 Equity Incentive Plan (the “Plan”), as follows:

Date of Option Grant:
Option Number:
Number of Option Shares:
Exercise Price:	$ per share
Begin Vest Date:
Option Expiration Date:
Tax Status of Option:

The total option price of the shares granted is $                        .

Shares in each period will become fully vested on the date shown.

Shares	Expiration	Full Vest	Vest Type	Begin Vest Date
On Vest Date

By their signatures below, the Company and the Optionee agree that the Option is governed by this Notice and by the provisions of the Plan and the Stock Option Agreement, both of which are attached to and made a part of this document. The Optionee acknowledges receipt of copies of the Plan and the Stock Option Agreement, represents that the Optionee has read and is familiar with their provisions, and hereby accepts the Option subject to all of their terms and conditions.

Nuvelo, Inc.	OPTIONEE

By:
Signature

Its:
Date

Address: 675 Almanor Avenue Sunnyvale, CA 94085
Address

ATTACHMENTS:

2004 Equity Incentive Plan as amended to the Date of Option Grant; Stock Option Agreement and Exercise Notice

Date:

Time: